Exhibit 23.1

Consent of Ernst & Young LLP, an Independent Registered Public Accounting Firm

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-201036) pertaining to the 2006 Stock Option Plan, 2011 Stock Option Plan, 2014 Equity Incentive Plan, and 2014 Employee Stock Purchase Plan of Bellicum Pharmaceuticals, Inc. of our report dated March 20, 2015, with respect to the financial statements of Bellicum Pharmaceuticals, Inc. incorporated by reference in this Annual Report (Form 10-K) for the year ended December 31, 2014.

/s/ Ernst & Young LLP

Houston, Texas

March 20, 2015